UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA 19341

(Address of Principal Executive Offices including Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, the Board of Directors (the “Board”) of ViroPharma Incorporated (the “Company”), based upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Julie McHugh to serve on the Company’s Board of Directors as a Class II director. In connection with the appointment, the Board expanded the size of the Board to eight directors. Ms. McHugh will serve for a term expiring at the Company’s annual meeting of stockholders in 2013 and until her successor shall have been elected and qualified or until her earlier resignation or removal.

Ms. McHugh, age 47, is currently the chief operating officer of Endo Pharmaceuticals (“Endo”), a U.S.-based, specialty healthcare solutions company. Prior to joining Endo, Ms. McHugh was chief executive officer of Nora Therapeutics, Inc., (“Nora”) a biotech company focused on the treatment of infertility disorders. Prior to joining Nora Therapeutics, Ms. McHugh was company group chairman for Johnson & Johnson’s (“J&J”) Worldwide Virology Business Unit and prior to this role she served as president of Centocor, Inc., a J&J subsidiary. Ms. McHugh received a Bachelor of Science degree from Pennsylvania State University and a Masters of Business Administration degree from St. Joseph’s University. She currently serves on the Board of Visitors for the Smeal College of Business of the Pennsylvania State University. Ms McHugh also currently serves on the Board of Directors of Biotechnology Industry Association (BIO), New England Health Institute (NEHI) and the Nathaniel Adamczyk Foundation. Ms. McHugh served in 2009 as Chairman of the Board of Directors for the Pennsylvania Biotech Association.

There is no agreement or understanding between Ms. McHugh and any other person pursuant to which Ms. McHugh was appointed to the Board. Ms. McHugh is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board is in the process of determining which committees Ms. McHugh shall serve upon, if any. Ms. McHugh shall receive compensation for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the Securities and Exchange Commission.

On January 3, 2012, the Company issued a press release announcing the appointment of Ms. McHugh to the Board. A copy of this press release is attached as Exhibit 99.1.

Item 8.01	Other Events.

Following the approval by the U.S. Food and Drug Administration (“FDA”) of a supplemental new drug application to modernize the labeling for Vancocin® (vancomycin hydrochloride, USP) Capsules (“sNDA”), on December 22, 2011, the Company supplemented its citizen petition to provide additional information to the FDA regarding the Company’s belief that attempting to omit Vancocin labeling changes protected by exclusivity would render generic versions of Vancocin less safe and effective. A copy of the supplement to its citizen petition regarding Vancocin is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	99.1	Press release dated January 3, 2012 announcing the appointment of Julie McHugh to the Board of Directors.

	99.2	ViroPharma supplement to its citizen petition regarding Vancocin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 4, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf Vice President, General Counsel and Secretary